EXHIBIT 1.0

AMENDMENT NO. 1 TO
AGREEMENT AND PLAN OF MERGER
DATED MAY 27, 2005

          THIS AMENDMENT NO. 1 to Agreement and Plan of Merger is made and entered into this 27th day of June, 2005, by and among ADTECH Systems, Inc. a Texas corporation ("ADTECH"); SkyLynx Communications, Inc., a Delaware corporation ("SkyLynx"); and SkyLynx Acquisition Corporation, a Colorado corporation which is a wholly-owned subsidiary of SkyLynx ("Acquisition").

WITNESETH:

          WHEREAS, the parties executed and delivered a certain Agreement and Plan of Merger dated as of May 27, 2005; and

          WHEREAS, the parties desire to modify and amend certain provisions of the Merger Agreement in the particulars herein below set forth.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained the parties agree as follows:

          1.          Section 2.4 of the Merger Agreement is hereby amended to provide that the Closing shall occur in no event later than August 15, 2005.

          2.          This Amendment may not be construed to amend the Merger Agreement in any way except as expressly set forth herein. The execution and delivery of this Amendment does not constitute and this Amendment may not be construed to constitute a waiver by any party of:

                    a.          Any breach of the Merger Agreement by any party, whether or not such breach is now existing or currently known or unknown to the non-breaching party or parties; or

                    b.          Any right or remedy arising from or available to a party by reason of a breach of the Merger Agreement by any other party or parties.

          3.          The parties hereby confirm that the Merger Agreement, as amended by this Amendment, is in full force and effect. In the event of any conflict or inconsistency between the provisions of this Amendment and the provisions of the Merger Agreement, the provisions of this Amendment shall control.

          4.          Unless otherwise defined herein, all capitalized terms shall have the meanings set forth in the Merger Agreement.

[signatures on following page]

          IN WITNESS WHEREOF, the parties have signed this Amendment No. 1 to the Agreement and Plan of Merger dated May 27, 2005 on the date and year first above written.
SkyLynx Communications, Inc.
a Delaware corporation

By: /s/ Steven D. Smith
Name: Steven D. Smith
Title: COO

SkyLynx Acquisition Corp.,
a Colorado corporation

By: /s/ Steven D. Smith
Name: Steven D. Smith
Title: COO

ADTECH Systems, Inc.,
a Texas corporation

By: /s/ E. Richard Weitzel, Jr.
Name: E. Richard Weitzel, Jr.
Title: CEO